Exhibit 8.1

Texas	Bracewell & Giuliani LLP
New York	711 Louisiana Street
Washington, DC	Suite 2300
Connecticut	Houston, Texas
Seattle	77002-2770
Dubai
London	713.223.2300 Office
713.221.1212 Fax

bgllp.com

March 1, 2012

Kinder Morgan Management, LLC

Kinder Morgan Energy Partners, L.P.

Kinder Morgan, Inc.

500 Dallas Street, Suite 1000

Houston, Texas  77002

Ladies and Gentlemen:

We have acted as counsel to Kinder Morgan Management, LLC, a Delaware limited liability company (the “Company”), Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and Kinder Morgan, Inc., a Delaware corporation (the “Corporation”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company, the Partnership and the Corporation on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (a) the offering by the Company from time to time of the Company’s shares representing limited liability company interests (the “Shares”) having an aggregate offering price of up to $750,000,000, (b) the sale by the Partnership to the Company of the Partnership’s limited partner interests denominated as i-units in exchange for the net proceeds of the offerings by the Company of Shares and (c) the obligation of the Corporation to purchase Shares in certain circumstances as specified in the Purchase Provisions attached as Annex B to and made a part of the Second Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”). We have been asked by the Company, the Partnership and the Corporation to render this opinion.

We have examined originals or copies of (a) the Registration Statement, (b) the Certificate of Formation of the Company and the LLC Agreement, each as amended to date, (c) the Certificate of Limited Partnership and the Third Amended and Restated Agreement of Limited Partnership of the Partnership, each as amended to date, (d) the Certificate of Incorporation and the Bylaws of the Corporation, each as amended to date, (e) certain resolutions adopted by the Board of Directors of the Company, for itself and on behalf of the Partnership, as the delegate of the general partner of the Partnership, (f) certain resolutions adopted by the Board of Directors of the Corporation, and (g) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company, for itself and on behalf of the Partnership, as the delegate of the general partner of the Partnership, of the Corporation and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based on the foregoing, all statements of legal conclusions in the prospectus included in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences,” unless otherwise noted, constitute our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement and to the references to our firm under the heading “Material U.S. Federal Income Tax Consequences” in the prospectus included in the Registration Statement.  By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Bracewell & Giuliani LLP

Bracewell & Giuliani LLP